Exhibit 99.1

Z Corporation and

Vidar Systems Corporation

Combined Financial Statements

Years Ended December 31, 2011 and 2010

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

Z Corporation and Vidar Systems Corporation

Combined Financial Statements

Years Ended December 31, 2011 and 2010

Z Corporation and Vidar Systems Corporation

Contents

September 30,
Independent Auditors’ Report	3

Combined Financial Statements

Combined Balance Sheets	4

Combined Statements of Income and Comprehensive Income	5

Combined Statements of Changes in Stockholder’s Equity	6

Combined Statements of Cash Flows	7

Notes to Combined Financial Statements	8-23

Tel: 301-654-4900	7101 Wisconsin Ave, Suite 800
Fax: 301-654-3567	Bethesda, MD 20814
www.bdo.com

Independent Auditors’ Report

Board of Directors

Z Corporation and Vidar Systems Corporation

Boston, Massachusetts and Herndon, Virginia

We have audited the accompanying combined balance sheets of Z Corporation and Vidar Systems Corporation as of December 31, 2011 and 2010 and the related combined statements of income and comprehensive income, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Z Corporation and Vidar Systems Corporation at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

March 12, 2012

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Combined Financial Statements

Z Corporation and Vidar Systems Corporation

Combined Balance Sheets

	September 30,	September 30,
December 31,	2011	2010

Assets

Current assets:
Cash and cash equivalents	$1,755,722	$3,081,450
Accounts receivable, net of allowance for doubtful accounts of $464,136 in 2011 and $180,161 in 2010	8,333,600	9,099,108
Inventories, net of reserves	5,660,658	5,268,544
Prepaid expenses and other current assets	739,141	690,061
Refundable income taxes, net	242,280	234,616
Deferred taxes	—	291,356

Total current assets	16,731,401	18,665,135

Property and equipment, net	1,441,537	1,846,019

Other assets	81,555	344,582
Intangible assets, net	42,105,008	44,834,421
Goodwill	61,345,000	61,345,000
Trademarks	35,486,000	35,486,000

Total other assets	139,017,563	142,010,003

Total assets	$157,190,501	$162,521,157

Z Corporation and Vidar Systems Corporation

Combined Balance Sheets

	September 30,	September 30,
December 31,	2011	2010

Liabilities and stockholder’s equity

Current liabilities:
Accounts payable	$3,720,896	$3,942,578
Accrued expenses	2,245,862	2,212,735
Customer deposits	568,578	595,593
Deferred revenue	3,180,468	3,296,846
Deferred taxes	148,085	—
Current portion of note payable, parent	64,100,000	—

Total current liabilities	73,963,889	10,047,752

Note payable, parent, net of current portion	—	68,150,000
Deferred revenue	497,220	450,905
Deferred taxes	14,394,486	15,485,294
Other liabilities	33,080	129,305

Total liabilities	88,888,675	94,263,256

Commitments and Contingencies (Note 9)

Stockholder’s equity
Common stock	21,945,603	21,945,603
Additional paid-in capital	152,777,798	152,777,798
Accumulated deficit	(106,421,575)	(106,535,550)
Accumulated other comprehensive income	—	70,050

Total stockholder’s equity	68,301,826	68,257,901

Total liabilities and stockholder’s equity	$157,190,501	$162,521,157

See accompanying notes to financial statements.

Z Corporation and Vidar Systems Corporation

Combined Statements of Income and Comprehensive Income

	September 30,	September 30,
December 31,	2011	2010

Revenues:
Products	$47,527,394	$48,535,498
Services	9,006,371	7,114,101

Total revenues	56,533,765	55,649,599

Cost of revenues	24,872,791	24,156,487

Gross profit	31,660,974	31,493,112

Operating expenses:
Research and development expenses	7,405,665	7,131,839
Selling and marketing expenses	11,394,576	11,052,140
General and administrative expenses	8,636,525	7,886,291

Total operating expenses	27,436,766	26,070,270

Income from operations	4,224,208	5,422,842

Other income (expenses):
Interest expense	(4,013,143)	(4,207,128)
Other expenses (income)	(142,539)	484,423
Interest income	19,754	28,159
Functional currency transaction loss	(111,376)	(259,057)

Total other expenses, net	(4,247,304)	(3,953,603)

(Loss) income before (benefit from) provision for income taxes	(23,096)	1,469,239
(Benefit from) provision for income taxes	(137,071)	33,185

Net income from continuing operations	113,975	1,436,054

Loss from discontinued operations, net of taxes	—	(402,316)

Net income	113,975	1,033,738

Other comprehensive (loss) income:
Loss on disposal of non-U.S. subsidiary	(70,050)	—
Foreign currency translation adjustments	—	57,681

Total other comprehensive (loss) income	(70,050)	57,681

Net comprehensive income	$43,925	$1,091,419

See accompanying notes to financial statements.

Z Corporation and Vidar Systems Corporation

Combined Statements of Changes in Stockholder’s Equity

	Sept 30,	Sept 30,	Sept 30,	Sept 30,	Sept 30,	Sept 30,
					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholder’s
	Shares *	Value	Capital	Deficit	Income (Loss)	Equity

Balance at December 31, 2009	366,843	21,945,603	$152,777,798	$(77,569,288)	$12,369	$97,166,482

Net income	—	—	—	1,033,738	—	1,033,738

Dividend declared	—	—	—	(30,000,000)	—	(30,000,000)

Foreign currency translation adjustments	—	—	—	—	57,681	57,681

Balance at December 31, 2010	366,843	21,945,603	152,777,798	(106,535,550)	70,050	68,257,901

Net income	—	—	—	113,975	—	113,975

Loss on disposal of non-U.S. subsidiary	—	—	—	—	(70,050)	(70,050)

Balance at December 31, 2011	366,843	21,945,603	$152,777,798	$(106,421,575)	$—	$68,301,826

See accompanying notes to financial statements.

*	Z Corporation common stock, no par value, 100 shares authorized, issued and outstanding for 2011 and 2010

*	Vidar Systems Corporation common stock, $.01 par value 1,000,000 shares authorized, 366,743 issued and outstanding for 2011 and 2010

Z Corporation and Vidar Systems Corporation

Combined Statements of Cash Flows

	September 30,	September 30,
December 31,	2011	2010

Operating activities
Net income	$113,975	$1,033,738
Less: loss from discontinued operations	—	(402,316)

Income from continuing operations	113,975	1,436,054

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,377,029	4,571,516
Gain on disposal of property and equipment	(147,565)	(56,293)
Deferred taxes	(651,367)	(1,127,626)
Bad debt expense	354,718	59,319
Loss on disposal of business	(70,050)	—
Changes in certain assets and liabilities
Accounts receivable	410,790	(1,795,362)
Inventories	(392,114)	78,781
Prepaid expenses and other current assets	(49,080)	(125,262)
Refundable income taxes	(7,664)	(597,608)
Accounts payable	(221,682)	777,581
Accrued expenses	33,127	614,121
Customer deposits	(27,015)	25,345
Deferred revenue	(70,063)	301,490
Other liabilities	(96,225)	(57,546)

Net cash provided by operating activities	3,556,814	4,104,510

Investing activities
Proceeds on sale of property and equipment	147,565	69,749
Purchases of property and equipment	(821,006)	(807,850)
Return of (payments for) deposits	263,027	(214,800)
Patent additions	(422,128)	(409,234)

Net cash used in investing activities	(832,542)	(1,362,135)

Financing activities
Repayment of note payable, parent	(4,050,000)	(3,250,000)

Net cash used in financing activities	(4,050,000)	(3,250,000)

Discontinued operations	—	(388,337)
Effect of exchange rate changes on cash	—	(11,644)

Net decrease in cash and cash equivalents	(1,325,728)	(907,606)

Cash and cash equivalents, beginning of year	3,081,450	3,989,056

Cash and cash equivalents, end of year	$1,755,722	$3,081,450

See accompanying notes to financial statements.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

The combined financial statements include the consolidated accounts of Z Corporation, its wholly owned subsidiary Z Corporation U.K. Limited (“Z Corp UK”) and the consolidated accounts of Vidar Systems Corporation and its wholly owned subsidiary Vidar Systems Germany GmbH (“Vidar Germany”), collectively referred to as the “Companies”. The operations of Vidar Germany ceased during 2011 and the financial activities of such were insignificant to the financial statements and have not been presented separately.

All significant intercompany balances and transactions have been eliminated in the combined financial statements. The Companies are affiliated by common management and wholly owned by their foreign parent Contex Holding A/S in Denmark. The Companies annual reporting period is the calendar year.

Z Corporation (“Z Corp”), a Massachusetts corporation, manufactures office compatible 3D printers that produce models from CAD data, as well as, 3D scanners to make physical objects digital for communication and product development, used by customers located throughout the world.

Vidar Systems Corporation (“Vidar”), a Virginia corporation, is engaged in the manufacturing and development of optical imaging equipment, specializing in medical and dental imaging markets, used by customers located throughout the world.

Discontinued Operations – Z Corporation UK Limited

In May 2009, Z Corp’s board of directors approved the closing of Z Corp UK (the discontinued operations) and an orderly liquidation of its operations. Z Corp UK’s business consisted of the resale of 3D Printers in the United Kingdom. In December 2009, the United Kingdom government accepted the application to remove Z Corp UK off its register and effectively dissolved in May 2010.

The operating results of Z Corp UK are summarized below:

	September 30,	September 30,
	2011	2010

Sales	$—	$—
Loss before taxes	—	(654,172)
Benefit from income taxes	—	(251,856)

Loss from discontinued operations	$—	$(402,316)

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Use of Estimates

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Companies to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, the Companies evaluate its estimates, including, among others, those related to the allowance for doubtful accounts, income taxes, inventories, intangible assets, contingencies and revenue recognition.

The Companies base its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Revenue Recognition

Revenue from the sale of product and support materials is recognized upon shipment, provided that persuasive evidence of a sales arrangement exists, both title and risk of loss have passed to the customer and collection is reasonably assured. Persuasive evidence of a sales arrangement exists upon execution of a written sales agreement or signed purchase order that constitutes a fixed and legally binding commitment between the Companies and the buyer.

Revenue from training, installation and maintenance services is recognized at the time of performance. Training and installation revenue is recognized when the services are complete. The Companies provide end-users with maintenance under a warranty agreement for up to one year. After the initial warranty period, the Companies offer these customers optional maintenance contracts. Deferred maintenance revenue is recognized ratably, on a straight-line basis, over the period of the contract. Effective January 1, 2011, in accordance with Accounting Standards Codification (“ASC”) Update No. 2009-13, Multiple-Deliverable Arrangements, the Companies defer revenue based on the relative fair value of those services as determined by Vendor Specific Objective Evidence (“VSOE”). If the Companies cannot obtain third party evidence for the deliverables in an arrangement, management uses the best estimate of the selling price to separate the deliverable and allocate arrangement consideration using the relative selling price method.

Cash and Cash Equivalents

Investments with original maturities of three months or less at the date of purchase are considered to be cash equivalents. During the years ended December 31, 2011 and 2010, the Companies, along with its parent and Contex A/S, a company related by common ownership, maintained a cash pooling agreement to minimize exposure to bank fees and utilize an overnight interest bearing sweep account. This agreement was terminated effective December 29, 2011 as a result of the sale of the Companies (See Note 12).

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Concentration of Credit Risk

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Companies place its cash in a high credit financial institution as part of a cash pooling arrangement with its parent and affiliated companies. The Companies have never experienced any losses related to these balances and are not covered by the Federal Deposit Insurance Corporation (“FDIC”) limits. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Companies’ customer base. Ongoing credit reviews of clients’ financial condition are performed and collateral is not required.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820, “Fair Value Measurements and Disclosures,” (ASC 820) establishes a three level hierarchy to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 inputs).

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximated fair value as of December 31, 2011 and 2010 due to their short-term nature. Cash equivalents are all level 1 investments.

Allowance for Doubtful Accounts

The Companies’ policy is to maintain allowances for estimated losses from the inability of its customers to make required payments.

Credit limits are established through a process of reviewing the financial results, stability and payment history of each customer. Where appropriate, the Companies obtain credit rating reports and financial statements of customers when determining or modifying credit limits. The Companies’ senior management reviews accounts receivable on a periodic basis to determine if any receivables may potentially be uncollectible. The Companies include any accounts receivable balances that it determines may likely be uncollectible, along with a general reserve for estimated probable losses based on historical experience, in its overall allowance for doubtful accounts. An amount would be written off against the allowance after all attempts to collect the receivable had failed. Based on the information available to the Companies, management believes the allowance for doubtful accounts as of December 31, 2011 and 2010 is adequate.

Inventories

Inventories are valued at the lower of cost or market value, with cost determined by the first-in, first-out method. The Companies regularly review inventory quantities on hand and records a provision for excess and/or obsolete inventory primarily based upon estimated usage of its inventories, as well as, other factors. Reserves for slow-moving and obsolete inventories are provided based on historical experience and current product demand. The Companies evaluate the adequacy of these reserves quarterly.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Property and Equipment

Property and equipment are carried at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of (i) their estimated useful lives or (ii) the estimated or contractual lives of the leases. Realized gains and losses are recognized upon disposal or retirement of the related assets and are reflected in results of operations. Charges for repairs and maintenance are expensed as incurred.

Goodwill, Trademarks and Other Intangible Assets

The annual impairment testing required by ASC Topic 350, “Intangibles — Goodwill and Other” (ASC 350) requires the Companies to use judgment and could require the Companies to write down the carrying value of its goodwill, trademarks and other intangible assets in future periods. The Companies allocated goodwill, trademarks and other intangible assets to identifiable geographic reporting units, which are tested for impairment using a two-step process detailed in that statement (See Note 4 to the combined financial statements). The first step requires comparing the fair value of each reporting unit with the carrying amount, including goodwill. If that fair value exceeds the carrying amount, the second step of the process is not required to be performed, and no impairment charge is required to be recorded. If that fair value does not exceed that carrying amount, the Companies must perform the second step, which requires an allocation of the fair value of the reporting unit to all assets and liabilities of that unit as if the reporting unit had been acquired in a purchase business combination and the fair value of the reporting unit was the purchase price. The goodwill resulting from that purchase price allocation is then compared to the carrying amount with any excess recorded as an impairment charge. The Companies evaluate the recoverability of trademarks and other intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

The Companies’ management has determined that no impairment charge is required for goodwill, trademarks and other intangible assets for the years ended December 31, 2011 or 2010.

Determining the fair value of a reporting unit, intangible asset or a long-lived asset is judgmental and involves the use of significant estimates and assumptions. The Companies base its fair value estimates on assumptions that it believes are reasonable, but are uncertain and subject to changes in market conditions.

Patent costs and other long-lived assets include costs incurred to perfect patent rights under applicable domestic and foreign laws and the amount incurred to acquire existing patents. Patent costs are amortized on a straight-line basis over their estimated useful lives, which are approximately seven to twenty years. Amortization expense is presented as other expenses in the combined statements of income and comprehensive income.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Accounting for Impairment of Long-Lived Assets

The Companies account for impairment or disposal of long-lived assets in accordance with ASC Topic 360, “Property, Plant, and Equipment” (ASC 360). ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Companies evaluate at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. Impairment is measured by comparing the undiscounted future cash flows for the carrying value of the assets held. If the total expected undiscounted future cash flows are less than the carrying amount of the asset, the Companies record an impairment charge. Management believes no event has occurred that would impair the value of long-lived assets recorded in the accompanying financial statements.

No impairment loss was recorded for the periods presented.

Warranty Costs

The Companies provide for the estimated cost of standard product warranty against defects in material and workmanship based on historical warranty trends, including the volume and cost of product returns during the warranty period. The Companies established a warranty reserve in the amounts of $141,994 and $151,482 in 2011 and 2010, respectively, and is included in accrued expenses in the combined balance sheets.

Warranty provisions and claims as of and for the years ended December 31, 2011 and 2010, were as follows:

	September 30,	September 30,
	2011	2010

Beginning balance	$151,482	$117,116
Warranty provision	502,899	593,070
Usage	(512,387)	(558,704)

Ending balance	$141,994	$151,482

Functional Currency Translation and Concentrations

The Companies transact business globally and is subject to risks associated with fluctuating foreign exchange rates. Approximately 49% of the Companies’ combined revenue is derived from sales outside the United States of America. This revenue is primarily denominated in U.S. dollars, although certain sales are denominated in Euros and British Pounds.

The geographic areas outside the U.S. in which the Companies operate are generally not considered to be highly inflationary. Nonetheless, these foreign operations are sensitive to fluctuations in currency exchange rates. The Companies’ operating results, assets and liabilities are subject to the effect of foreign currency translation when the operating results and the assets and liabilities are translated into U.S. dollars in the Companies’ combined financial statements. The assets and liabilities of the Companies’ foreign subsidiaries are translated from their functional currencies into U.S. dollars based on the translation rate in effect at the end of the related reporting period. The operating results of the Companies’ foreign subsidiaries are translated to U.S. dollars based on the average conversion rate for the related period.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Gains and losses resulting from these conversions are recorded in accumulated other comprehensive income in the combined balance sheets.

Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the functional currency of the Companies or a subsidiary) are included in the combined statements of income and comprehensive income.

As of December 31, 2011, there are no foreign operating subsidiaries and the corresponding amount of accumulated other comprehensive income was included in the disposal of the subsidiaries as of December 31, 2011.

Derivative Financial Instruments

The Companies are exposed to market risk from changes in interest rates and foreign currency exchange rates, which may adversely affect its results of operations and financial condition. The Companies seek to minimize these risks through regular operating and financing activities and, when the Companies consider it to be appropriate, through the use of derivative financial instruments.

The Companies do not purchase, hold or sell derivative financial instruments for trading or speculative purposes. The Companies have elected not to prepare and maintain the documentation to qualify for hedge accounting treatment under ASC Topic 815, “Derivatives and Hedging” (ASC 815) and therefore, all gains and losses (realized or unrealized) related to derivative instruments are recognized in interest and other income (expense), net in the combined statements of operations and comprehensive income (loss) and depending on the fair value at the end of the reporting period, derivatives are recorded either in prepaid and other current assets or in accrued expenses in the combined balance sheets.

The Companies and its subsidiaries conduct business in various countries using both their functional currencies and other currencies to effect cross border transactions. As a result, they are subject to the risk that fluctuations in foreign exchange rates between the dates that those transactions are entered into and their respective settlement dates will result in a foreign exchange gain or loss. When practicable, the Companies endeavor to match assets and liabilities in the same currency on its U.S. balance sheet and those of its subsidiary in order to reduce these risks. The Companies, when it considers it to be appropriate, enters into foreign currency contracts to hedge the exposures arising from those transactions.

Research and Development Costs

Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses amounted to $452,673 and $406,095 for the years ended December 31, 2011 and 2010, respectively, and included in selling and marketing expenses in the accompanying combined statements of income and comprehensive income.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Income Taxes

The Companies follow the liability method under ASC Topic 740, “Income Taxes” (ASC 740). The primary objectives of accounting for taxes under ASC 740 are to (a) recognize the amount of tax payable for the current year and (b) recognize the amount of deferred tax liability or asset for the future tax consequences of events that have been reflected in the Companies’ financial statements or tax returns.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740-10 also provides guidance on de-recognition, classification, interest and penalties, disclosure and transition.

The Companies apply ASC 740 to determine the impact of an uncertain tax position on the income tax returns. In accordance with ASC 740, this impact must be recognized at the largest amount that is more likely than not to be required to be recognized upon audit by the relevant taxing authority.

The Companies include interest and penalties accrued in the combined financial statements as a component of income tax expense.

Subsequent Events

Management has evaluated subsequent events through March 12, 2012, the date the financial statements were issued. Subsequent to December 31, 2011, the Companies were acquired by 3D Systems Corporation, a publicly traded corporation (See Note 10 and 12).

Recently Issued Accounting Standards

In February 2010, the FASB issued ASC Update No. 2010-09, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements (Update No. 2010-09). This Update requires companies to evaluate subsequent events through the date that the financial statements are issued. This guidance was effective immediately upon issuance.

The FASB issued Accounting Standards Update (ASU) 2011-05, Presentation of Other Comprehensive Income, for all non-owner changes in stockholder’s equity to be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012. Early adoption is permitted and the Companies have elected adoption in the accompanying combined financial statements.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

In September 2011, the FASB issued ASU 2011-8, Intangibles – Goodwill and Other (Topic 350.) ASU 2011-8 is intended to simplify the testing of goodwill for impairment by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. ASU 2011-8 will become effective for fiscal years beginning after December 15, 2011, with early adoption permitted in limited circumstances. The standard will become effective for the Companies in January 2012 and the adoption is not expected to have a significant impact on the Companies’ combined financial statements.

2. Inventories

Inventories consist of the following as of December 31, 2011 and 2010:

	September 30,	September 30,
	2011	2010

Raw materials	$4,802,529	$4,188,729
Work-in-process	232,819	92,207
Finished goods	1,600,545	1,942,859
Reserves	(975,235)	(955,251)

	$5,660,658	$5,268,544

3. Property and Equipment

Property and equipment, at cost is comprised of the following as of December 31, 2011 and 2010:

	September 30,	September 30,	September 30,
	Useful Life
	(In Years)	2011	2010

Furniture and fixtures	3-5	$3,375,099	$3,355,165
Leasehold improvements	3-life of Lease	1,609,190	1,516,370
Equipment	3-5	5,042,266	4,667,349
Computer hardware	3-5	789,872	648,571
Computer software	3-5	401,744	357,447

		11,218,171	10,544,902
Accumulated depreciation and amortization		(9,776,634)	(8,698,883)

Property and equipment, net		$1,441,537	$1,846,019

Depreciation and amortization expense amounted to $1,225,488 and $1,424,938 for the years ended December 31, 2011 and 2010, respectively.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

4. Goodwill, Trademarks and Intangible Assets

In accordance with push-down accounting, the Companies’ accompanying combined financial statements include the values assigned to goodwill, trademarks and other intangibles for both Z Corporation and Vidar Systems Corporation as the result of an acquisition of its foreign parent, Contex Holding A/S, in September 2007 by an unrelated entity. Management has presented the fair value of the assets acquired and liabilities assumed of its wholly owned subsidiaries and operating entities in reporting the value of goodwill, trademarks and other intangibles as of the date of the acquisition. Management has determined that goodwill and trademarks have indefinite lives and are subject to annual impairment testing. Goodwill and trademarks as of December 31, 2011 and 2010 are comprised of the following:

	September 30,	September 30,
	2011	2010

Goodwill	$61,345,000	$61,345,000
Trademarks	35,486,000	35,486,000

	$96,831,000	$96,831,000

Intangible assets, other than goodwill and trademarks, as of December 31, 2011 and 2010 is comprised of the following:

	September 30,	September 30,	September 30,
	2011	2010	Estimated Economic Life

Patents	$1,233,990	$811,862	15 years
Technology	41,238,000	41,238,000	10-20 years
Customer relationships	13,006,000	13,006,000	10-15 years

Total amortizable intangible assets	55,477,990	55,055,862

Accumulated amortization:
Patents	9,352	2,192
Technology	9,569,088	7,317,540
Customer relationships	3,794,542	2,901,709

Accumulated amortization	13,372,982	10,221,441

Intangible assets, net	$42,105,008	$44,834,421

During 2011 and 2010, the Companies capitalized $422,128 and $409,234, respectively, for the costs incurred to acquire, develop and extend patents in the United States and various other countries. Amortization expense for intangible assets totaled $3,151,541 and $3,146,578 in 2011 and 2010, respectively.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Estimated future amortization expense for intangible assets owned at December 31, 2011 is as follows:

September 30,
2012	$3,160,384
2013	3,164,384
2014	3,174,384
2015	3,184,384
2016	3,194,384
Thereafter	26,227,088

$42,105,008

5. Note Payable, Bank

During the year ended December 31, 2009, the Companies entered into an unsecured overdraft agreement with a bank. The maximum borrowings available under the overdraft agreement are $2,000,000. Borrowings are due on demand and bear interest at the bank’s floating base lending rate. The interest rate at December 31, 2011 amounted to approximately 3.08 percent per annum. For the years ending December 31, 2010, the interest rate amounted to 3.14 percent per annum. There were no borrowings outstanding under the agreement as of December 31, 2011 and 2010.

6. Accrued Expenses

Accrued expenses consist of the following at December 31, 2011 and 2010:

	September 30,	September 30,
	2011	2010

Accrued commissions	$1,046,982	$1,448,786
Accrued payroll and related expenses	729,968	404,219
Accrued warranty	141,994	151,482
Accrued other	170,582	128,108
Accrued royalties	156,336	80,140

	$2,245,862	$2,212,735

7. Employee Benefits

The Companies sponsor Section 401(k) plans (the “Plans”) covering substantially all its eligible U.S. employees. The Plans entitle eligible employees to make contributions to the Plans after meeting certain eligibility requirements. Contributions are limited to the maximum contribution allowable under the Internal Revenue Code. The Companies match employee contributions up to a maximum of 3% as set forth in the Plan documents. The Companies may also make discretionary contributions, which would be allocable to participants in accordance with the Plan documents. For the years ended December 31, 2011 and 2010, the Companies contributed $261,041 and $290,722, respectively, under the Plan’s provisions.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

8. Income Taxes

The significant components of the provision for (benefit from) income taxes for the years ended December 31, 2011 and 2010 are as follows:

	September 30,	September 30,
	2011	2010

Current provision:
Federal	$422,373	$982,970
State	75,723	160,577
Foreign	—	—

Total	498,096	1,143,547

Deferred benefit:
Federal	(579,176)	(931,868)
State	(55,991)	(178,494)
Foreign	—	—

Total	(635,167)	(1,110,362)

(Benefit from) provision for income taxes from continuing operations	$(137,071)	$33,185

The principal differences between the Companies’ respective statutory and effective tax rate is attributable to the utilization of federal/state tax credits, changes in the valuation allowances and tax rates applicable to the respective Companies.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of tax credit carryforwards and temporary differences between the financial statement carrying amounts and the income tax bases of assets and liabilities. A valuation allowance is applied against any net deferred tax asset if, based on the weighted available evidence, it is more likely than not that the deferred tax assets will not be realized.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Deferred income taxes reflect the impact of “temporary differences” between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Deferred tax assets (liabilities) are comprised of the following at December 31, 2011 and 2010:

	September 30,	September 30,
	2011	2010

Deferred tax assets:
Inventory (Section 263A)	$36,498	$38,645
Inventory reserves	326,442	415,200
Receivable reserves	127,242	71,128
Other accruals	521,067	707,089
Customer advances	46,570	45,908
Deferred revenue	16,412	86,682
Tax credits	1,427,897	1,662,324

Gross deferred tax assets	2,502,128	3,026,976

Valuation allowance	(1,146,753)	(1,292,179)

Total deferred tax assets	1,355,375	1,734,797

Deferred tax liabilities:
Depreciation and amortization	(15,897,946)	(16,928,735)
Total deferred tax liabilities	(15,897,946)	(16,928,735)

Net deferred tax liability	$(14,542,571)	$(15,193,938)

Current and long-term deferred tax assets, net, as of December 31, 2011 and 2010 are comprised of the following:

	September 30,	September 30,
	2011	2010

Current deferred tax (liability) asset	$(148,085)	$291,356
Long-term deferred tax liability	(14,394,486)	(15,485,294)

	$(14,542,571)	$(15,193,938)

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

As of the effective date, January 1, 2009, and as of December 31, 2011 and 2010, the Companies had no unrecognized tax benefits and no adjustments to liabilities or operations were required under ASC 740-10. The Companies’ practice was and continues to be to recognize interest and penalty expenses related to uncertain tax positions in income tax expense, which was zero for the years ended December 31, 2011 and 2010. The Companies each file United States federal and various state income tax returns. Vidar’s 2008, 2009 and 2010 tax years remain subject to examination by federal and state taxing authorities. Z Corp is currently under examination by federal taxing authorities (see below).

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

The Companies do not anticipate that it is reasonably possible that unrecognized tax benefits as of December 31, 2011 will significantly change within the next 12 months.

As of December 31, 2011, Z Corp has state tax credits totaling approximately $866,000, of which approximately $326,000 carryover indefinitely until utilized, with the balance of $540,000 beginning to expire in 2019.

Z Corp is under examination by the Internal Revenue Service (“IRS”) for the 2006, 2007 and 2008 tax years. In the IRS’s initial findings, deductions for interest expense paid to its parent calculated on the note payable to parent associated with a dividend obligation have been disallowed. Z Corp is appealing the findings and based on management’s review of the guidance in this matter and consultation with its advisors, believes it is more likely than not that the deduction will be sustained on appeal. Consequently, no adjustment has been made to the accompanying combined financial statements.

During 2010, Z Corp completed a state tax examination for the tax years ending 2006 and 2005. The primary focus of the examination related to state tax credit carryforwards available. There were no material adjustments as a result of the examination.

9. Commitments and Contingencies

Lease Obligations

The Companies lease space for its facilities under long-term non-cancelable lease agreements expiring December 31, 2012 (Z Corp) and April 30, 2017 (Vidar). The agreements generally provide for fixed minimum rental payments, including the payment for utilities, real estate taxes and repairs and maintenance and are subject to increase.

For the years ended December 31, 2011 and 2010, rent expense amounted to approximately $1,215,000 and $1,197,000, respectively.

Future minimum rental payments due under these agreements as of December 31, 2011 are as follows:

September 30,
2012	$1,200,315
2013	475,047
2014	489,299
2015	503,977
2016	519,097
Thereafter	174,729

$3,362,464

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Employment Agreement

The Companies have entered into employment agreements with certain executives. The employment agreements provide for minimum annual salaries and performance-based annual bonus compensation as defined in their respective agreements. In addition, the employment agreements provide that if employment is terminated without cause, the executive will receive an amount equal to a percentage of their respective base salaries.

Foreign Currency Exchange Arrangement

Z Corp has a foreign currency exchange arrangement with Contex A/S, whereby Z Corp exchanges Euros for U.S. dollars at an agreed upon conversion rate at the end of each month. As of and for the years ended December 31, 2011 and 2010, the conversion rate used to convert Euros to U.S dollars amounted to 1.38 and 1.46, respectively. As of December 31, 2011 and 2010, there were no significant fair value adjustments under the foreign currency exchange arrangement.

10. Related Party Transactions

Note Payable, Parent

In 2005, Z Corp entered into an agreement with its parent company, Contex Holding A/S, to pay dividends totaling $42,000,000. In accordance with the agreement, an initial payment of $2,000,000 was made along with a $40,000,000 ten (10) year promissory note. The promissory note bears interest at 6 percent per annum due annually on December 31. The note is subject to prepayment penalties at various rates through 2012, as outlined in the agreement. The principal and accrued interest shall be paid in full on or no later than December 31, 2015.

In 2010, Vidar entered into an agreement with its parent company, Contex Holding A/S, to pay dividends totaling $30,000,000 and refinanced an additional $4,000,000 of its existing notes payable, parent. In accordance with the agreement, the $34,000,000 is payable under a twenty (20) year promissory note with interest at 6 percent per annum due monthly. The principal and accrued interest shall be paid in full no later than January 1, 2030. The note is not subject to prepayment penalties.

In 2004, Vidar entered into an agreement with its parent company, Contex Holding A/S, to pay dividends totaling $16,500,000. In accordance with the agreement, an initial payment of $1,500,000 was made along with a $15,000,000 five (5) year promissory note. The promissory note bears interest at 6 percent per annum due annually on December 31. The note is not subject to prepayment penalties. As of December 31, 2009, the note payable balance was due on demand. During 2010, the remaining $4,000,000 unpaid balance was refinanced with its parent company.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

Note payable, parent consists of the following as of December 31, 2011 and 2010:

	September 30,	September 30,
	2011	2010

Z Corporation	$34,400,000	36,400,000

Vidar Systems Corporation	29,700,000	31,750,000

Combined balance	64,100,000	68,150,000

Less current portion	(64,100,000)	—

Long-term portion	$—	$68,150,000

As a result of the sale of the Companies (see Note 12), and as agreed upon by the parent and the seller, subsequent to year end the Companies converted the note payable, parent to equity as of January 1, 2012.

Management Fee

The Companies enter into a management fee agreement annually with its parent. The agreement requires established fixed monthly payments from the Companies to its parent, calculated on a twelve (12) month calendar year basis and adjusted annually by the parent. The management fee is intended to reimburse the parent for certain operating expenses allocable to each subsidiary based on annual budgeted amounts. Management fees for the years ended December 31, 2011 and 2010 amounted to approximately $707,000 and $603,000, respectively, and are included in general and administrative expenses in the accompanying combined statements of income and comprehensive income.

Administrative Services

Z Corp has an agreement with Contex A/S, a foreign corporation under common ownership, to reimburse Contex for administrative services in China and Japan. During the years ended December 31, 2011 and 2010, expenses incurred under this agreement amounted to $445,507 and $527,269, respectively, and included in general and administrative expenses in the combined statements of income and comprehensive income.

Commencing January 1, 2010, Vidar entered into an informal agreement with Contex Americas Inc. (“CAI”), an affiliate of Vidar and US subsidiary of Contex A/S, whereas CAI would maintain offices and operating space in the Vidar facility. Vidar also agreed to provide certain product logistics, accounting, and other support services to CAI. CAI pays Vidar a fee of $7,500 per month for the aforementioned services. This fee decreased to $4,000 per month effective October 2011. During the years ended December 31, 2011 and 2010, fees paid to Vidar under this agreement amounted to $79,500 and $90,000, respectively, and is included net of the related administrative expense in operating expenses in the statements of operations and comprehensive income.

Z Corporation and Vidar Systems Corporation

Notes to Combined Financial Statements

11. Statements of Cash Flows Supplemental Notes

Cash paid for interest and income taxes during the years ended December 31, 2011 and 2010 amounted to the following:

	September 30,	September 30,
	2011	2010

Interest	$4,013,143	$4,207,128

Income taxes paid	$546,245	$1,214,848

Supplemental information of non-cash investing and financing activities:

During the year ended December 31, 2010, Vidar entered into an agreement with its parent company, Contex Holding A/S, to finance a dividend distribution in the amount of $30,000,000.

12. Subsequent Event

Sale of Business

Subsequent events were evaluated through March 12, 2012. During January 2012, the Companies’ sole stockholder agreed to sell all of the outstanding capital stock of the Companies’ to 3D Systems Corporation (“3D”), a publicly traded corporation, for approximately $136,000,000 in cash. In the agreement, 3D purchased all of the outstanding capital stock of both Companies on a debt-free basis and is subject to final closing adjustments.